                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 FORM 8-K/A-1


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                NOVEMBER 7, 1997


                                 MED/WASTE, INC.
               (Exact Name of registrant as specified in charter)

--------------------------------------------------------------------------------


DELAWARE                        0-22294                         65-0297759
(State or other                 (Commission                     (I.R.S. Employer
Jurisdiction of                 File Number)                    Identification
Incorporation)                                                  Number)

                6195 NW 153RD STREET, MIAMI LAKES, FLORIDA 33014
             (Address of principal executive offices and Zip Code)


--------------------------------------------------------------------------------


      Registrant's telephone number, including area code: (305) 819-8877

             3890 NW 132ND STREET, SUITE K, OPA LOCKA, FLORIDA 33054 (Former Name or former address, if changed since last report)

--------------------------------------------------------------------------------

Item 7.   Financial Statements and Exhibits:

(a) The following financial statements of Incendere, Inc. ("Incendere") are included herein:

 Report of Independent Certified Public Accountants......................................................F-3

 Balance Sheets as of June 30, 1997 (unaudited) and December 31, 1996 and 1995...................... ....F-4

 Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited) and for the years ended December 31, 1996 and 1995........................................................................F-5

 Statements of Shareholders' Equity for the six months ended June 30, 1997 (unaudited)
 and for the years ended December 31, 1996 and 1995......................................................F-6

 Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited) and for the years ended December 31, 1996 and 1995........................................................................F-7

 Notes to Financial Statements...........................................................................F-9

(b) The following financial statements of the Medical Waste Division of York Waste Disposal, Inc. ("York") are included herein:

 Report of Independent Certified Public Accountants.....................................................F-15

 Statements of Net Assets to be Sold as of June 30, 1997 (unaudited) and December 31, 1996 and 1995.....F-16

 Statements of Revenues for the six months ended June 30, 1997 and 1996 (unaudited and the years ended
 December 31, 1996 and 1995.............................................................................F-17

 Notes to Financial Statements..........................................................................F-18

(c)

 Pro forma financial information........................................................................F-21

 Med/Waste, Inc.'s ("Med/Waste") pro forma condensed consolidated balance sheet as of June 30, 1997 (unaudited)..........................................................F-22

 Med/Waste's pro forma condensed consolidated statement of
 operations for the six months ended June 30, 1997 (unaudited)..........................................F-23

 Med/Waste's pro forma condensed consolidated statement of
 operations for the year ended December 31, 1996 (unaudited)............................................F-24

 Notes to pro forma condensed consolidated financial statements.........................................F-25

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                            Med/Waste, Inc.
                                            (Registrant)




Dated:   January 13, 1998                   By:  /s/ DANIEL A. STAUBER
                                                 -----------------------
                                                 Daniel A. Stauber
                                                 President and Chief
                                                 Executive Officer


                                 EXHIBIT INDEX
                                 -------------

Exhibit Description                              Numbered Page
------- -----------                              -------------

23.1    Consent of Arthur Andersen LLP              F-27

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
   Republic Industries, Inc.:


We have audited the accompanying balance sheets of Incendere, Inc. (the "Company") as of December 31, 1996 and 1995, and the statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Incendere, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    October 6, 1997 (except with respect to the matter discussed in Note 10, as to which the date is November 7, 1997).

                                 INCENDERE, INC.

                                 BALANCE SHEETS
         AS OF JUNE 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996 AND 1995

                                                         ASSETS
                                                                                                December 31,
                                                                     June 30,        ----------------------------------
                                                                       1997               1996                1995
                                                                 ---------------     ---------------    ---------------
                                                                   (Unaudited)
CURRENT ASSETS:
   Cash                                                           $          --       $     188,344      $      58,529
   Trade accounts receivable, less allowance for
     doubtful accounts of $181,425 in 1997, $159,191
     in 1996, and $308,050 in 1995                                    1,371,631           1,291,713          1,174,972
   Due from affiliates, net                                             844,553                  --             24,049
   Inventories                                                           99,368             104,155             98,546
   Prepaid expenses                                                      54,635              29,130            104,912
   Note receivable                                                        7,533              12,036             10,628
   Other current assets                                                  63,411             120,938              6,554
                                                                  -------------       -------------      -------------
         Total current assets                                         2,441,131           1,746,316          1,478,190
NOTE RECEIVABLE, less current portion                                    45,009              45,009             56,208
PROPERTY, PLANT AND EQUIPMENT, net                                    2,171,924           2,313,440          1,915,818
INTANGIBLE ASSETS, net                                                   66,252              93,597            150,611
OTHER ASSETS                                                              4,438               4,438              4,438
                                                                  -------------       -------------      -------------
         Total assets                                             $   4,728,754       $   4,202,800      $   3,605,265
                                                                  =============       =============      =============

                                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                               $     156,403       $     319,977      $     495,919
   Accrued liabilities                                                  303,480             366,688            860,137
   Current portion of capital lease obligation                           27,655              37,509             37,509
   Due to Parent, net                                                 4,000,395           2,635,776                 --
   Due to affiliates, net                                                    --             351,788                 --
   Notes payable to stockholders                                             --                  --            324,841
   Notes payable                                                             --                  --            434,000
   Current portion of long-term debt                                         --                  --            295,829
                                                                  -------------       -------------      -------------
         Total current liabilities                                    4,487,933           3,711,738          2,448,235
LONG-TERM DEBT, net of current portion                                       --                  --            324,840
CAPITAL LEASE OBLIGATION, net of current portion                         44,626              57,852             92,126
                                                                  -------------       -------------      -------------
         Total liabilities                                            4,532,559           3,769,590          2,865,201
                                                                  -------------       -------------      -------------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY:
   Common stock ($.01 par value, authorized 5,000
     shares-voting; 50,000 - non-voting, issued and
     outstanding 10 shares voting; 100 non-voting)                            1                   1                  1
   Capital in excess of par value                                         5,771               5,771              5,771
   Retained earnings                                                    190,423             427,438            734,292
                                                                  -------------       -------------      -------------
         Total stockholders' equity                                     196,195             433,210            740,064
                                                                  -------------       -------------      -------------
         Total liabilities and stockholders' equity               $   4,728,754       $   4,202,800      $   3,605,265
                                                                  =============       =============      =============

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                 INCENDERE, INC.

                            STATEMENTS OF OPERATIONS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995





                                                        Six Months Ended                      Years Ended
                                                            June 30,                          December 31,
                                                 -------------------------------     -------------------------------
                                                      1997              1996              1996              1995
                                                 -------------     -------------     -------------      ------------
                                                          (Unaudited)
REVENUE                                          $   4,587,665     $   4,765,170     $   9,117,156      $  9,528,402

COST OF OPERATIONS                                   3,376,353         3,268,307         6,571,688         6,861,129
                                                 -------------     -------------     -------------      ------------

GROSS PROFIT                                         1,211,312         1,496,863         2,545,468         2,667,273

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                           1,268,054         1,055,248         2,478,633         2,628,329
                                                 -------------     -------------     -------------      ------------

(LOSS) INCOME FROM OPERATIONS                          (56,742)          441,615            66,835            38,944

INTEREST EXPENSE, net                                 (192,096)         (122,927)         (267,222)          (95,461)

OTHER INCOME (EXPENSE), net                             11,823            (8,781)           (3,467)         (115,650)
                                                 -------------     -------------     -------------      ------------

NET (LOSS) INCOME (Note 2 (g))                   $    (237,015)    $     309,907     $    (203,854)     $   (172,167)
                                                 =============     =============     ==============     ============

















                  The accompanying notes to financial statements
                    are an integral part of these statements.

                                 INCENDERE, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                  Capital in                           Total
                                                  Common          Excess of         Retained       Stockholders'
                                                   Stock          Par Value         Earnings           Equity
                                               ------------      -------------    --------------   --------------
BALANCE, December 31, 1994                          $ 2           $  11,543        $  3,021,271     $  3,032,816

   Net loss                                          --                  --            (172,167)        (172,167)

   Cash dividends paid                               --                  --            (395,000)        (395,000)

   Spin-off of American Waste
    Industries, Inc. ("AWI") (Note 9)                (1)             (5,772)         (1,719,812)      (1,725,585)
                                                    ---           ----------       ------------     ------------

BALANCE, December 31, 1995                            1               5,771             734,292          740,064

   Net loss                                          --                  --            (203,854)        (203,854)

   Cash dividends paid                               --                  --            (103,000)        (103,000)
                                                    ---           ---------        ------------     ------------

BALANCE, December 31, 1996                            1               5,771             427,438          433,210

   Net loss (Unaudited)                              --                  --            (237,015)        (237,015)
                                                    ---           ---------        ------------    -------------


BALANCE, June 30, 1997 (Unaudited)                  $ 1           $   5,771        $    190,423     $    196,195
                                                    ===           =========        ============     ============















                  The accompanying notes to financial statements
                    are an integral part of these statements.

                                 INCENDERE, INC.

                            STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                              Six Months Ended                  Years Ended
                                                                                  June 30,                      December 31,
                                                                         ----------------------------    ---------------------------
                                                                            1997            1996            1996            1995
                                                                         ------------    -----------     ------------     ----------
                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                                     $  (237,015)    $   309,907     $  (203,854)     $(172,167)
   Adjustments to reconcile net (loss) income to net cash
     (used in) provided by operating activities:
       Depreciation and amortization                                         261,338         213,010         440,419        763,733
       Provision (reduction) in allowance for doubtful accounts               22,234        (128,164)       (148,859)       (22,146)
       (Gain) loss on disposal of assets, net                                 (5,000)             --           8,106        117,301
       Changes in assets and liabilities:
         (Increase) decrease in accounts receivable                         (102,152)       (299,590)         32,118       (230,741)
         Change in due from/to affiliates, net                            (1,196,341)     (1,216,228)        375,837        (24,049)
         Decrease (increase) in inventories                                    4,787         (63,814)         (5,609)        59,354
         (Increase) decrease in prepaid expenses                             (25,505)        (56,471)         75,782       (133,878)
         Decrease (increase) in other current assets                          57,527           6,554        (114,384)        (6,554)
         Increase in other assets                                                 --          (1,128)             --             --
         (Decrease) increase in accounts payable                            (163,574)        (55,452)       (175,942)       173,886
         (Decrease) increase in accrued liabilities                          (63,208)       (479,700)       (493,449)       445,968
                                                                         ------------    ------------    ------------   -----------

           Net cash (used in) provided by operating activities            (1,446,909)     (1,771,076)       (209,835)       970,707

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                      (56,696)       (259,035)       (801,133)    (1,275,407)
   Proceeds from sale of property, plant and equipment                         5,000              --          12,000        121,675
   Acquisition of intangibles                                                     --              --              --       (120,843)
   Increase in note receivable                                                (2,170)        (11,907)        (11,907)       (65,805)
   Payments on note receivable                                                 6,673          12,844          21,698             --
                                                                         -----------     -----------     -----------    -----------

           Net cash used for investing activities                            (47,193)       (258,098)       (779,342)    (1,340,380)







                                  (continued)

                                 INCENDERE, INC.

                            STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                   (CONTINUED)

                                                                              Six Months Ended                  Years Ended
                                                                                  June 30,                      December 31,
                                                                         ---------------------------     ---------------------------
                                                                            1997            1996            1996            1995
                                                                         -----------     -----------     ------------    -----------
                                                                                (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital lease payments                                                $   (23,080)    $   (18,400)    $   (34,274)    $  (34,778)
   Increase in due to parent, net                                          1,328,838       3,649,659       2,635,776             --
   Payment on notes payable to stockholders                                       --        (324,841)       (324,841)      (150,000)
   Borrowings on notes payable to stockholders                                    --              --              --        497,341
   Payment on notes payable and long-term debt                                    --      (1,054,669)     (1,054,669)      (496,080)
   Borrowings from notes payable and long-term debt                               --              --              --        898,138
   Cash dividends paid                                                            --        (103,000)       (103,000)      (395,000)
                                                                         -----------     -----------     -----------     ----------

           Net cash provided by financing activities                       1,305,758       2,148,749       1,118,992        319,621

NET INCREASE (DECREASE) IN CASH                                             (188,344)        119,575         129,815        (50,052)

CASH AT THE BEGINNING OF PERIOD                                              188,344          58,529          58,529        108,581
                                                                         -----------     -----------     -----------     ----------

CASH AT THE END OF PERIOD                                                $        --     $   178,104     $   188,344     $   58,529
                                                                         ===========     ===========     ===========     ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
     Cash paid during the year for interest                              $     3,789     $    43,767     $    47,477     $   95,461
                                                                         ===========     ===========     ===========    ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Distribution to stockholder for partial settlement of
     notes payable                                                       $        --     $        --     $        --     $   22,500
                                                                         ===========     ===========     ===========    ===========
   Net assets spun-off into American Waste Industries,
     Inc. (Note 9)                                                       $        --     $        --     $        --     $1,725,585
                                                                         ===========     ===========     ===========    ===========
   Net book value of property and equipment transferred
     from (to) Parent                                                    $    35,781     $   (34,462)    $        --     $      --
                                                                         ===========     ===========     ===========     ==========










                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                 INCENDERE, INC.

                          NOTES TO FINANCIAL STATEMENTS

        JUNE 30, 1997 AND 1996 (UNAUDITED) AND DECEMBER 31, 1996 AND 1995





(1)  GENERAL:

Incendere, Inc., a Virginia corporation, ("Incendere" or the "Company") was primarily engaged in the transportation and destruction of regulated medical waste until October 31, 1995 at which time the Company reorganized its medical waste destruction business into a separate company, as discussed in Note (9).

On February 14, 1996, Republic Industries, Inc. ("Republic") entered into a Reorganization Agreement with Incendere, Area Container Services, Inc., a Virginia corporation, and Smithton Sanitation Service, Inc., a North Carolina corporation, (collectively the, "Schaubach Companies") whereby Republic acquired all the issued and outstanding shares of capital stock of the Schaubach Companies.

In management's opinion, the accompanying unaudited interim financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 1997 and the results of its operations for the six months ended June 30, 1997 and 1996 and the disclosures herein are adequate to make the information not misleading. The results of operations and cash flows for the six months ended June 30, 1997 and 1996 are not necessarily indicative of the results that can be expected for a full year.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       (a)  REVENUE RECOGNITION-

The Company recognizes income from medical waste collection services once the medical waste has been collected and destroyed.

       (b)  RECLASSIFICATIONS-

Certain prior period financial statement amounts have been reclassified to conform with the current year presentation.

       (c)  USE OF ESTIMATES-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (d)  FAIR VALUE OF FINANCIAL INSTRUMENTS-

The carrying amounts of cash, accounts receivable, note receivable, accounts payable, accrued liabilities, notes payable, long-term debt and capital lease obligation approximate fair value due to the short maturity of the instruments or interest rates that approximate market.

       (e)  INVENTORIES-

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of boxes, containers and packaging supplies used in connection with medical waste collection and disposal.

       (f)  INTANGIBLE ASSETS-

Intangible assets consist of the cost of certain contracts and royalty agreements obtained as part of businesses acquired, and non-compete and consulting agreements obtained from former owners and management of businesses acquired. Intangible assets are amortized utilizing the straight-line method over the period estimated to be benefited ranging from 2-10 years. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining useful life of the intangible assets may warrant revision or that the remaining goodwill may not be recoverable. Amortization expense for intangible assets for the six month period ended June 30, 1997 and 1996 was approximately $27,345 and $36,936, respectively and $57,014 and $45,073 for the years ended December 31, 1996 and 1995, respectively, and is included in selling, general and administrative expenses in the accompanying statements of operations.

During 1996, the Company adopted Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). Adoption did not have a material impact on the financial statements.

       (g)  INCOME TAXES-

The Company's tax return is included in Republic's consolidated tax return. The effect on income had the Company not been eligible to be included in a consolidated tax return is presented on a pro forma basis for the six months ended June 30, 1997 and for the year ended December 31, 1996:

                                                  June 30,          December 31,
                                                    1997               1996
                                               --------------     --------------

Net loss before income taxes                   $    (237,015)     $    (203,854)

Benefit for income taxes on a pro forma
   basis (unaudited)                                  95,212             74,529
                                               -------------      -------------

Net loss                                       $    (141,803)     $    (129,325)
                                               ==============     ==============

       (h)  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES-

In accordance with Staff Accounting Bulletin No. 55, "Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity" ("SAB 55") certain expenses incurred by Republic on the Company's behalf have been allocated to the Company. Such allocated expenses include corporate overhead, interest expense on intercompany debt, intercompany trademark fees and other selling, general and administrative expenses. These expenses are allocated to the Company using the proportional cost allocation method based on the Company's revenue as a percentage of Republic revenue, which the Company's management believes is reasonable. Expenses clearly applicable to the Company are allocated based on the specific identification method. For the six months ended June 30, 1997 and June 30, 1996, approximately $573,000 and $480,000 was allocated from Republic to the Company, of which approximately $381,000 and $394,000, respectively is included in selling, general and administrative expenses and approximately $192,000 and $86,000, respectively is included in interest expense, net in the accompanying statements of operations. For the year ended December 31, 1996, approximately $1,161,000 was allocated from Republic to the Company, of which approximately $930,000 is included in selling, general and administrative expenses and approximately $231,000 is included in interest expense, net in the accompanying statements of operations. For the year ended December 31, 1995, no amounts were allocated from Republic, as the Company was not acquired until February 14, 1996.

(3)  PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment are carried at cost less accumulated depreciation and consists of the following:

                                                                                            December 31,
                                                                   June 30,         ----------------------------
                                                                     1997              1996              1995
                                                                 ------------       ----------      ------------
                                                                 (Unaudited)

Vehicles                                                         $  2,998,545     $  3,062,091      $  2,768,147
Machinery and equipment                                             1,135,710        1,076,272           703,205
Furniture and fixtures                                                254,985          252,143           214,157
Leasehold improvements                                                103,340          102,145           102,145
Containers                                                             76,145           35,987                --
                                                                 ------------     ------------      ------------

Total cost                                                          4,568,725        4,528,638         3,787,654

   Less: accumulated depreciation and amortization                  2,396,801        2,215,198         1,871,836
                                                                 ------------     ------------      ------------
                                                                 $  2,171,924     $  2,313,440      $  1,915,818
                                                                 ============     ============      ============

Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows: vehicles (6-10 years), machinery and equipment (3-10 years), furniture and fixtures (5-10 years) and containers (15 years). Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or their estimated useful lives. Cost of major additions and improvements are capitalized and expenditures for maintenance and repairs, which do not extend the useful life of the asset, are expensed. Upon the sale or disposition of property, plant and equipment, the cost and related accumulated depreciation or amortization is eliminated from the accounts and the resultant gain or loss is credited or charged to operations.

Depreciation and amortization expense for property, plant and equipment for the six month period ended June 30, 1997 and 1996 was approximately $233,993 and $176,074, respectively and $383,405 and $718,660 for the years ended December 31, 1996 and 1995, respectively and is included in selling, general and administrative expenses in the accompanying statements of operations.

(4)  NOTES PAYABLE AND LONG-TERM DEBT:

                                                                                                   December 31,
                                                                                                       1995
                                                                                                   ------------
Notes payable to stockholders with interest rates of 10%                                            $   324,841
                                                                                                    ===========

Notes payable to banks, due on demand, interest rates at the bank's prime rate
   (8.75% at December 31, 1995) on one note and at the bank's prime rate plus
   .25% on the other, $800,000 was still available to the Company at
   December 31, 1995, collateralized by various property and equipment                              $   434,000
                                                                                                    ===========

Long-term debt consists of the following:

Notes payable to banks, variable and fixed interest rates, variable interest rates adjusted based on fluctuations in the banks' prime lending rate (8.75%
   at December 31, 1995), plus .5% fixed interest rates ranging from 7.75% to
   8.85% due 1996-1999, collateralized substantially by
   property and equipment and other assets                                                          $   620,669

Less: current portion of long-term debt                                                                 295,829
                                                                                                    -----------

                                                                                                    $   324,840
                                                                                                    ===========


During 1996, Republic paid the outstanding balance of the Company's long-term debt and notes payable in connection with its acquisition of the Company. The write-off of the deferred financing costs did not have a material impact on the financial statements.

(5)  RELATED PARTY TRANSACTIONS:

The Company leases various office and warehouse space from a company wholly-owned by a former stockholder's brother. Total rent paid for these related party leases for the six month period ended June 30, 1997 and 1996 was approximately $51,900 and $36,000, respectively and $81,000 and $72,000 for the years ended December 31, 1996 and 1995, respectively.

The Company provides and utilizes services and personnel resources to and from Area Container Services, Inc., Consolidated Waste Solutions, Inc. Smithton Sanitation Service, Inc. and Robert A. Moor Company, affiliated companies. The use of these companies' services and personnel resources results in amounts due to and from these companies at each period end and are included in the accompanying balance sheets. The amount of such net expenses charged by affiliated companies to the Company totaled approximately $35,000 and $41,000 for the six months ended June 30, 1997 and 1996, respectively, and $78,000 for the year ended December 31, 1996. The amount of net expenses charged by the Company to affiliated companies totaled $94,000 for the year ended December 31, 1995.

Additionally, Republic allocates certain expenses to the Company and provides certain resources. Such activities result in amounts due to parent reflected in the accompanying balance sheets. See Note 2(h) for the expenses allocated from Republic to the Company for the six months ended June 30, 1997 and 1996, respectively and for the year ended December 31, 1996.

(6)  LEASE COMMITMENTS:

In addition to the related party leases discussed above, the Company leases corporate office space and various plant facilities at approximately $4,700 per month. The approximate future minimum lease payments (including related party leases and the lease renewals described above) are as follows at December 31, 1996:

                  1997                                           $128,300
                  1998                                            114,520
                  1999                                             72,000
                  2000                                             72,000
                  2001                                             72,000
                  Thereafter                                        6,000
                                                              -----------
                                                                 $464,820
                                                              ===========

Rent expense related to these leases, including the related party lease, totaled $138,444 and $123,960 in 1996 and 1995, respectively.

The Company leases refrigerated trailers under a capital lease. The lease obligation is payable in monthly installments, including interest, maturing March 1998. Payments made under the lease aggregated $46,056 and $42,128, respectively, for the years ended December 31, 1996 and 1995, of which $11,278 and $7,944, respectively represented interest. The total obligation under the capital lease at December 31 ,1996 is as follows:

1997                                                          $   49,894
1998                                                              52,584
                                                              ----------
Total payments remaining under capital lease                     102,478
Less: amount representing interest                                 7,117
                                                              ----------
     Total capital lease obligation                               95,361

Less: Current portion                                             37,509
                                                              ----------

     Capital lease obligation, net of current portion         $   57,852
                                                              ==========

(7)  COMMITMENTS AND CONTINGENCIES:

In conjunction with the reorganization of the Company in July 1995 (see Note 9), the Company entered into a medical waste incineration agreement dated November 8, 1995 with American Waste Industries, Inc. ("AWI") whereby minimum weekly payments of $25,315, $20,712 and $13,808 are required for contract years ending through 2005, 2006 and 2007, respectively. Incineration expense incurred under the medical waste incineration for the six month period ended June 30, 1997 and 1996 agreement totaled $1,120,207 and $1,090,267, respectively and $3,443,728 and $382,000 for the years ended December 31, 1996 and 1995, respectively. The Company also entered into an agreement with the former chief operating officer for prior and future consulting services which requires payments of $5,000 per month for 60 months. The total $300,000 payable under the agreement was recorded as an expense in 1995 as the value of future services to be provided under this agreement are not expected to be significant. The Company also entered into a ten-year non-compete agreement.

The Company is involved in certain legal actions and claims arising in the ordinary course of business. Based on advice of legal counsel, it is the opinion of management that such litigation and claims will be resolved without material effect on the Company's financial position.

(8)  401(k) SAVINGS PLAN:

Employees of the Company may participate in a 401(k) savings plan (the "Plan"), whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting certain age and length-of-service requirements. Through May 1997, the Company provided an employer matching contribution as defined by the Plan. As of June 1997, the Company no longer provides an employer matching contribution. Contributions by the Company and Plan expenses for the six month period ended June 30, 1997 and 1996 totaled $5,262 and $12,149 and $30,552 and $69,974 for the years ended December 31, 1996 and 1995, respectively.

(9)  REORGANIZATION:

In July 1995, the shareholders of the Company agreed to reorganize the Company into two separate companies: A medical and infectious waste destruction company, to be operated by AWI, and a medical and infectious waste collection and transport company, to be operated by the Company. In accordance with the Agreement and Plan of Reorganization and Corporate Separation dated September 26, 1995 (the "Reorganization Plan") effective October 31, 1995, the Company contributed certain assets and liabilities specified in the Reorganization Plan to AWI, a newly formed subsidiary, in exchange for the capital stock of AWI. Simultaneously, the Company redeemed 10 shares of voting Common Stock and 100 shares of non-voting Common Stock owned by a former stockholder of the Company in exchange for the capital stock of AWI.

(10)  SUBSEQUENT EVENT:

On October 22, 1997 Republic and Incendere entered into a Stock Purchase Agreement (the "Agreement") with Safety Disposal System of Virginia, Inc. and Med/Waste, Inc. (collectively, "Med/Waste") whereby Republic sold to Med/Waste ten (10) shares of the Company's Common Stock and one hundred (100) shares of non-voting Common Stock for $12,000,000. The sale was exclusive of any cash of the Company as of the closing date November 7, 1997, (the "Closing Date"), due to/from affiliates, due to/from parent, certain property and equipment with a carrying value of approximately $206,969 as of June 30, 1997 and $211,957 and $191,327 as of December 31, 1996 and 1995, respectively, and certain other assets and liabilities, as defined in the Agreement. Depreciation and amortization expense related to such equipment for the six months ended June 30, 1997 and 1996 was $9,067 and $6,874, respectively, and $15,577 and $7,924 for the years ended December 31, 1996 and 1995, respectively and is included in selling, general and administrative expenses in the accompanying statements of operations. Additionally, 50% of the trade accounts receivable outstanding as of the Closing Date was retained by Republic ("Republic Receivables"). Pursuant to the agreement, Med/Waste will use its best efforts to collect the Republic Receivables. Such collections will be remitted to Republic, less 60% to be retained by Med/Waste, representing a collection fee.

On November 3, 1997, Republic transferred net assets of $429,089 utilized by the medical waste division of York Waste Disposal, Inc. (a wholly-owned Republic subsidiary) in its medical waste collection and disposal service division to the Company for the sum of $100, pursuant to the Agreement.

The accounts of the Company include certain revenues and cost of operations that are unrelated to the medical waste collection and disposal services business (the "Business"). For the six months ended June 30, 1997 and for the year ended December 31, 1996, these amounts resulted in a loss from operations of $40,678 and $2,306, respectively, and are included in the accompanying statements of operations. There were no revenues or cost of operations unrelated to the Business for the six months ended June 30, 1996 and for the year ended December 31, 1995.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors of
     Republic Industries, Inc.

We have audited the accompanying statements of net assets to be sold of the Medical Waste Division of York Waste Disposal, Inc. (the "Division") as of December 31, 1996 and 1995, and the statements of revenues and expenses excluding income taxes for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

These statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 (for inclusion in the Med/Waste, Inc. Form 8-K), and are not intended to be a complete presentation of the Division's assets, liabilities, revenues, and expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the net assets of the Division as of December 31, 1996 and 1995, to be transferred to Incendere, Inc. ("Incendere") pursuant to the Stock Purchase Agreement referred to in Note 1, and revenues and expenses excluding income taxes for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    October 6, 1997 (except with respect to the matter discussed in Note 4, as to which the date is November 3, 1997).

             THE MEDICAL WASTE DIVISION OF YORK WASTE DISPOSAL, INC.


                      STATEMENTS OF NET ASSETS TO BE SOLD
         AS OF JUNE 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996 AND 1995


                                                                                      December 31,
                                                                 June 30,       --------------------------
                                                                  1997              1996           1995
                                                              -------------     ------------   -----------
                                                               (Unaudited)
ASSETS
  Accounts receivable                                           $    81,349      $     40,011    $  39,237
  Vehicles, net                                                      16,068            32,396       42,197
  Intangible assets, net of accumulated
    amortization of $8,750 in 1997                                  341,250                --           --
                                                                -----------      ------------    ---------

          Total assets                                          $   438,667      $     72,407    $  81,434
                                                                ===========      ============    =========

LIABILITIES:
  Accounts payable                                              $     9,578      $      5,386    $  11,284
  Accrued expenses                                                       --             1,090        1,128
                                                                -----------      ------------    ---------

          Total liabilities                                           9,578             6,476       12,412
                                                                -----------      ------------    ---------

NET ASSETS TO BE SOLD                                           $   429,089      $     65,931    $  69,022
                                                                ===========      ============    =========

           The accompanying notes to financial statements are an integral part of these statements.

             THE MEDICAL WASTE DIVISION OF YORK WASTE DISPOSAL, INC.


           STATEMENTS OF REVENUES AND EXPENSES EXCLUDING INCOME TAXES FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)
                 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        Six Months Ended                      Years Ended
                                                            June 30,                          December 31,
                                                 ----------------------------        -------------------------------
                                                    1997              1996              1996              1995
                                                 -----------      -----------        -----------        ------------
                                                          (Unaudited)
NET REVENUE                                      $   242,211      $   193,046        $   391,308        $   373,688

COST OF REVENUE                                      101,570           85,218            169,931            156,023
                                                 -----------      -----------        -----------        -----------

         Gross profit                                140,641          107,828            221,377            217,665

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                            20,325            7,642             25,156             26,403
                                                 -----------      -----------        -----------        -----------

REVENUES IN EXCESS OF EXPENSES
   EXCLUDING INCOME TAXES
   (Note 2 (e))                                  $   120,316      $   100,186        $   196,221        $   191,262
                                                 ===========      ===========        ===========        ===========












           The accompanying  notes to financial statements are an integral part of these statements.

             THE MEDICAL WASTE DIVISION OF YORK WASTE DISPOSAL, INC.

                          NOTES TO FINANCIAL STATEMENTS
        JUNE 30, 1997 AND 1996 (UNAUDITED) AND DECEMBER 31, 1996 AND 1995


(1)  GENERAL:

The Medical Waste Division of York Waste Disposal, Inc. (the "Division" or the "Company") is engaged in the collection and transportation of medical and infectious waste.

On February 28, 1997, Republic Industries, Inc. ("Republic") acquired all of the outstanding shares of capital stock of York Waste Disposal, Inc.

The statements of net assets to be sold are presented for purposes of complying with Section 228-310 of Regulation S-B which requires audited balance sheets of the Division as of the two most recent fiscal year ends. Statements of net assets to be sold are presented in lieu of balance sheets as they are more representative of the net assets to be transferred to Incendere, Inc. ("Incendere"). Pursuant to the Stock Purchase Agreement dated October 22, 1997 (the "Agreement") among Republic Industries, Inc. ("Republic"), Incendere, Inc. ("Incendere", a wholly-owned subsidiary of Republic), Safety Disposal System of Virginia, Inc. and Med/Waste, Inc., (together with Safety Disposal System of Virginia Inc., "Med/Waste"), the net assets of the Division were transferred to Incendere for the sum of $100.

In management's opinion, the accompanying unaudited interim financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 1997 and the revenues and expenses for the six months ended June 30, 1997 and 1996 and the disclosures herein are adequate to make the information not misleading. The revenues and expenses for the six months ended June 30, 1997 and 1996 are not necessarily indicative of the results that can be expected for a full year.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       (a)  REVENUE RECOGNITION-

The Division recognizes income from medical waste collection services once the medical waste has been collected and destroyed.

       (b)  USE OF ESTIMATES-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (c)  FAIR VALUE OF FINANCIAL INSTRUMENTS-

The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short maturity of the instruments.

       (d)  INTANGIBLE ASSETS-

Intangible assets consist of the rights, title and interest in medical waste accounts, agreements, contract rights and customer lists acquired from a competitor in May 1997. Intangible assets are amortized utilizing the straight-line method over 5 years, the period estimated to be benefited. The Division continually evaluates whether events and circumstances have occurred that indicate the remaining useful life of the intangible assets may warrant revision or that the remaining goodwill may not be recoverable. Amortization expense for intangible assets included in the statements of income was approximately $8,750 for the period ended June 30, 1997.

During 1996 the Division adopted Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). Adoption did not have a material impact on the financial statements.

       (e)  INCOME TAXES-

The Company's tax return is included in Republic's consolidated tax return. The effect on income had the Company not been eligible to be included in a consolidated tax return, on a pro forma basis, is presented for the period ended June 30, 1997 and for the year ended December 31, 1996 as follows:

                                                                            June 30,         December 31,
                                                                              1997              1996
                                                                           ----------        ------------
             Revenues in excess of expenses excluding
               income taxes                                                $  120,316         $ 196,221
             Provision for income taxes on a pro forma
               basis (unaudited)                                               54,744            89,281
                                                                           ----------         ---------
             Revenues in excess of expenses including
               income taxes                                                $   65,572         $ 106,940
                                                                           ==========         =========

       (f)  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES-

In accordance with Staff Accounting Bulletin No. 55, "Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity" ("SAB 55"), certain expenses incurred by York Waste Disposal, Inc. on the Division's behalf have been allocated to the Division. For the six months ended June 30, 1997 and June 30, 1996, approximately $8,905 and $2,742 was allocated from York Waste Disposal, Inc. to the Division and is included in selling, general and administrative expenses in the accompanying combined statements of revenues and expenses excluding income taxes. For the year ended December 31, 1996 and 1995 approximately $15,355 and $18,509 was allocated from York Waste Disposal, Inc. to the Division, and is also included in selling, general and administrative expenses in the accompanying statements of income. Such allocated expenses include direct salaries, rent and other selling, general and administrative expenses. These expenses are allocated to the Division using the specific identification method, which the Division's management believes is reasonable.

(3)  VEHICLES:

Vehicles are carried at cost less accumulated depreciation and consists of the following:

                                                                                           December 31,
                                                                  June 30,          --------------------------
                                                                    1997               1996            1995
                                                                 ----------         ---------       ----------
                                                                 (Unaudited)
Vehicles                                                         $   17,104         $  98,315       $   98,315
  Less: accumulated depreciation                                     (1,036)          (65,919)         (56,118)
                                                                 ----------         ---------       ----------

                                                                 $   16,068         $  32,396       $   42,197
                                                                 ==========         =========       ==========

Depreciation is computed using the straight-line method over the estimated useful lives of the vehicles (6-10 years). Depreciation expense for vehicles for the six months ended June 30, 1997 and 1996 was $2,670 and $4,900, respectively and $9,801 and $6,373 for the years ended December 31, 1996 and 1995, respectively.

(4)  SUBSEQUENT EVENTS:

On November 3, 1997, pursuant to Section 7.7 of the Agreement, Republic transferred the net assets of York Waste Disposal, Inc. used in the medical waste collection and disposal service to Incendere for the sum of $100.

                        MED/WASTE, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)





The accompanying condensed consolidated pro forma financial statements illustrate the effect of the acquisition of 100% of the capital stock of Incendere, Inc., ("Incendere") on Med/Waste, Inc.'s and subsidiaries' ("Med/Waste") consolidated financial position and results of operations. On November 7, 1997, Med/Waste purchased 100% of the capital stock of Incendere. At the time of the acquisition, Incendere was a wholly owned indirect subsidiary of Republic Industries, Inc. ("Republic"). As part of the purchase agreement ("Agreement"), Med/Waste assigned 50% of the accounts receivables to Republic and Republic agreed to assume and satisfy all liabilities of Incendere incurred prior to the closing other than accounts payables and certain designated obligations.

On November 3, 1997, Republic transferred net assets of $429,089 utilized by the medical waste division of York Waste Disposal, Inc. ("York") (a wholly-owned Republic subsidiary) in its medical waste collection and disposal service division to Incendere for the sum of $100, pursuant to the Agreement.

The accompanying condensed consolidated pro forma financial statements illustrate the effect of the acquisition ("Pro Forma") on Med/Waste's financial position and results of operations. The condensed consolidated balance sheet as of June 30, 1997 is based on the historical balance sheet of Incendere and Med/Waste and the Statement of Net Assets to be Sold of York as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 are based on the historical statements of operations of Incendere and Med/Waste and Statement of Revenues and Expenses excluding Income Taxes of York for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 1996. The condensed consolidated pro forma financial statements reflect the pro forma adjustments of Med/Waste's acquisition of substantially all the assets of Environmental Waste Reductions, Inc. on September 25, 1997 and Bonham Management Group, Inc. on November 10, 1997.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price and period benefited of intangible assets, both of which may differ.

The pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of Med/Waste, Inc., Incendere, Inc., and The Medical Division of York Waste Disposal, Inc.

                        MED/WASTE, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)


                                                            Combined
                                                            Med/Waste,                     York Net
                                                             EWR and                        Assets
                                                              Bonham    Incendere, Inc.    Acquired    Adjustments     Pro Forma
                                                          ------------  ---------------   ----------  --------------   -----------
Assets
  Cash and cash equivalents                               $    179,195    $          --           --                   $   179,195
                                                                                     --           --
  Accounts receivable, net                                   2,257,670        1,371,631       81,349    (726,490)(2)     2,984,160
  Notes receivable from autoclaves-current                     152,306                                                     152,306
  Notes receivable from franchisees-current portion          1,096,604                                                   1,096,604
  Notes receivable, current                                                       7,533                                      7,533
  Inventories                                                  324,685           99,368                                    424,053
  Prepaid expenses                                             421,898           54,635                                    476,533
  Due from affiliates, net                                          --          844,553                 (844,553)(2)            --
  Other current assets                                         214,309           63,411                                    277,720
                                                           -----------       ----------     --------                   -----------

Total current assets                                         4,646,667        2,441,131       81,349                     5,598,104
                                                           -----------       ----------     --------                   -----------

Notes receivable from franchisees - less current             1,181,837                                                   1,181,837
Notes receivable from autoclaves - less current                693,837                                                     693,837
Notes receivables - less current                                                 45,009                                     45,009
Land                                                           700,000                                                     700,000
Operating and office equipment, net of
  accumulated depreciation                                   6,433,172        2,171,924       16,068    (206,969)(2)     8,414,195
Intangible assets - net of accumulated amortization            706,774           66,252      341,250   9,152,333 (1)    10,266,609
Other assets                                                   749,945            4,438                                    754,383
Non-compete agreement - K.S. Shareholders                      392,000                                                     392,000
Non-compete agreement - F. Bonham                              300,000                                                     300,000
Cost in excess of net assets acquired                        3,085,612                                                   3,085,612
                                                           -----------       ----------     --------                   -----------

Total assets                                               $18,889,844       $4,728,754     $438,667                   $31,431,586
                                                           ===========       ==========     ========                   ===========

Liabilities and Capital Deficiency
  Current Liabilities
    Bank loan                                              $ 2,725,000                                $4,000,000 (1)   $ 6,725,000
    Current portion of long-term bank debt                                                             1,000,000 (1)     1,000,000
    Accounts payable and accrued expenses                    3,000,598          459,883        9,578                     3,470,059
    Current portion of capital lease obligations               191,989           27,655           --                       219,644
    Notes payable - current                                    624,454                            --                       624,454
    Deferred revenue                                            61,853                            --                        61,853
    Customer deposits                                           59,815                            --                        59,815
    Current portion of fines payable                           143,000                            --                       143,000
    Due to Parent, net                                                        4,000,395               (4,000,395)(2)            --
                                                           -----------       ----------     --------                   -----------

Total current liabilities                                    6,806,709        4,487,933        9,578                    12,303,825

Notes payable, long-term debt and long-term capital
  lease obligation                                           2,963,312           44,626           --   4,000,000 (1)     7,007,938
10% convertible redeemable debentures due July 1, 2000       3,000,000                                                   3,000,000
                                                           -----------       ----------     --------                   -----------
                                                             5,963,312           44,626        9,578                    22,311,763
                                                           -----------       ----------     --------                   -----------
Stockholders' equity                                                                                    (844,553)(2)
                                                                                                       4,000,395 (2)
                                                                                                        (206,969)(2)
                                                                                                        (726,490)(2)
                                                                                                      (2,847,667)(1)
Total equity                                                 6,119,823       $  196,195     $429,089   3,000,000 (1)     9,119,823
                                                           -----------       ----------     --------                   -----------
Total liabilities and shareholders' equity                   6,119,823          196,195      429,089                     9,119,823
                                                           -----------       ----------     --------                   -----------
                                                           $18,889,844       $4,728,754     $438,667                   $31,431,586
                                                           ===========       ==========     ========                   ===========


 See notes to pro forma condensed consolidated financial statements (unaudited)

                        MED/WASTE, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)


                                                            Combined                       York Net
                                                            Med/Waste                       Assets
                                                             and EWR    Incendere, Inc.    Acquired    Adjustments     Pro Forma
                                                          ------------  ---------------   ----------  --------------   -----------

Revenues                                                  $14,015,308   $4,587,665        $  242,211    (111,364)(4)   $18,733,820
                                                          -----------   ----------        ----------    --------       -----------
Operating costs and expenses:
  Operating costs                                           9,853,981    3,376,353           101,570     (96,000)(4)    13,235,904
  Selling and administrative                                3,853,514    1,006,716             8,905     (48,360)(4)     4,820,775
  Amortization of intangibles                                 178,220                                    228,808 (3)       407,028
  Depreciation and amortization                               147,836      261,338            11,420      (7,682)(4)       412,912
                                                          -----------   ----------        ----------    --------        ----------

Total expenses                                             14,033,551    4,644,407           121,895      76,766        18,876,619
                                                          -----------   ----------        ----------    --------        ----------

Operating income (loss)                                       (18,243)     (56,742)          120,316    (188,130)         (142,799)


Interest expense, net                                                     (192,096)                     (410,000)(3)      (602,096)


Other, net                                                   (273,486)      11,823                                        (261,663)
                                                          -----------   ----------        ----------    --------        -----------

Net income (loss)                                            (291,729)    (237,015)          120,316    (598,130)       (1,006,558)
                                                          ===========   ==========        ==========    ========       ===========

Net income per share                                      $     (0.12)                                                 $     (0.33)
                                                          ===========                                                  ===========

Weighted average shares outstanding                         2,517,674                                                    3,069,399
                                                          ===========                                                  ===========













 See notes to pro forma condensed consolidated financial statements (unaudited)

                        MED/WASTE, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                                                            Combined                       York Net
                                                            Med/Waste                       Assets
                                                             and EWR    Incendere, Inc.    Acquired    Adjustments     Pro Forma
                                                          ------------  ---------------   ----------  --------------   -----------

Revenues                                                  $23,869,718   $9,117,156        $  391,308       (15,540)(4) $33,362,642
                                                          -----------   ----------        ----------    -----------    -----------
Operating costs and expenses
  Operating costs                                          17,827,600    6,571,688           169,931        (6,115)(4)  24,563,104
  Selling and administrative                                7,948,056    2,038,214            15,355        (8,822)(4)   9,992,803
  Amortization of intangibles                                 336,499                                      457,617 (3)     794,116
  Depreciation and amortization                               221,823      440,419             9,801        (2,909)(4)     669,134
                                                          -----------   ----------        ----------    -----------    -----------

Total expenses                                             26,333,978    9,050,321           195,087       439,771      36,019,157
                                                          -----------   ----------        ----------    -----------    -----------

Operating income (loss)                                    (2,464,260)      66,835           196,221      (455,311)     (2,656,515)

Interest expense, net                                                     (267,222)                       (820,000)(3)  (1,087,222)

Other, net                                                   (438,834)      (3,467)                                       (442,301)
                                                          -----------   ----------        ----------    -----------    -----------

Net income (loss)                                          (2,903,094)    (203,854)          196,221    (1,275,311)     (4,186,038)
                                                          ===========   ==========        ==========    ===========    ===========

Net income per share                                      $     (1.29)                                                 $     (1.50)
                                                          ===========                                                  ===========

Weighted average shares outstanding                         2,243,065                                                    2,794,790
                                                          ===========                                                  ===========






 See notes to pro forma condensed consolidated financial statements (unaudited)

                        MED/WASTE, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1997
                                   (UNAUDITED)

Note 1

The pro forma adjustments to the condensed consolidated balance sheet are as follows:

         To reflect the acquisition of certain assets of Incendere, Inc. ("Incendere" or the "Company") and the allocation of the purchase price on the basis of the fair values of the assets acquired. Not reflected is the effect, if any, resulting from adjustments to the purchase price pending determination of revenues of Incendere for the four month period prior to the closing. The components of the purchase price and its allocation to the assets of the Company are as follows:

           Components of purchase price:
               Cash from long term credit facility                                                 $        5,000,000
               Cash from line of credit                                                                     4,000,000
               Cash from sale of common stock in private
                    placement                                                                               2,000,000
               Cash from sale of preferred stock                                                            1,000,000
                                                                                                   ------------------
           Purchase price                                                                          $       12,000,000

           Allocation of purchase price:
               Net assets acquired as adjusted                                                              2,847,667
                                                                                                   ------------------

                    Intangible assets - permits, customer lists, tradename                         $        9,152,333
                                                                                                   ==================

Note 2

           Summary of net assets acquired:
              Incendere and York net assets at June 30, 1997                   $    625,284

           Less:
                Excluded Assets:
                    50% of net accounts receivables assigned to Republic
                    according to Section 3.2 of Purchase
                    Agreement                                                       726,490

                    Excluded furniture and equipment as stated
                    in Section 2.4 of Purchase Agreement                            206,969

                    Due from affiliates, net                                        844,553

                        MED/WASTE, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1997
                                   (UNAUDITED)

           Add:

                    Excluded Liabilities:

                    Due to parent, net                                                  4,000,395

                                                                             --------------------

           Incendere and York net assets acquired at
           June 30, 1997                                                     $          2,847,667
                                                                             ====================


Note 3

The pro forma adjustments to the condensed consolidated statements of operations are as follows:


                                                                                        Six months           Year Ended
                                                                                        Ended June             December
                                                                                          30, 1997             31, 1996
                                                                                    ---------------    -----------------

           Adjustments to operating costs and expenses:

                Amortization of intangibles assets acquired over
                twenty years                                                        $       228,808    $         457,617
                                                                                    ---------------    -----------------





                                                                                        Six months           Year Ended
                                                                                        Ended June             December
                                                                                          30, 1997             31, 1996
                                                                                    ---------------    -----------------

           Adjustment to interest expense:
                Interest expense on $5,000,000 long term credit
                facility, prime rate plus 1% (9.5%) maturing April
                30, 1999. Monthly principal payments due amount
                to $83,333                                                          $       220,000    $        440,000

                Interest expense on $4,000,000 line of credit, prime
                rate plus 1% (9.5%) maturing April 30, 1999                         $       190,000    $        380,000
                                                                                    ---------------    -----------------

                                                                                    $       410,000    $        820,000
                                                                                    ===============    ================

Note 4

The accounts of Incendere included certain revenues and cost of operations that are unrelated to the medical waste collection and disposal services business that Med/Waste purchased. For the six months ended June 30, 1997 and for the year ended December 31, 1996 these amounts resulted in a loss from operations of ($40,678) and ($2,306), respectively.

Note 5

No pro forma adjustment has been made with respect to income tax expense for Incendere or York since Med/Waste has sufficient net operating loss carryforwards available to offset any income tax expense.